                                                                   EXHIBIT 11.1

                               ECLIPSE SURGICAL TECHNOLOGIES, INC.

                       STATEMENT REGARDING COMPUTATION OF NET LOSS PER SHARE
                             (in thousands, except per share amounts)
                                          (unaudited)

                                                             THREE MONTHS ENDED           SIX MONTHS ENDED
                                                                 JUNE 30,                      JUNE 30,
                                                         -----------------------         --------------------
                                                           1997           1996             1997         1996
                                                         --------       --------         --------    --------
Weighted average common shares outstanding for the
  period ............................................      16,284        11,033            16,233      10,751
Common equivalent shares  pursuant to Staff
  Accounting Bulletin No. 83.........................           -         2,295                -        2,295
                                                         --------       -------           -------     -------
Shares used in per share calculations ...............      16,284        13,328            16,233      13,046
                                                         --------       -------           -------     -------
                                                         --------       -------           -------     -------
Net loss ............................................    $ (4,642)      $  (730)          $(8,499)    $  (654)
                                                         --------       -------           -------     -------
                                                         --------       -------           -------     -------
Net loss per share ..................................    $  (0.28       $ (0.05)          $ (0.52)    $ (0.05)
                                                         --------       -------           -------     -------
                                                         --------       -------           -------     -------


All share numbers reflect the Company's three-for-one stock split.

There is no difference between primary and fully diluted earnings per share for each period presented.


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